SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         FIRST CITIZENS BANCORPORATION
                            OF SOUTH CAROLINA, INC.
                (Name of Registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        FIRST CITIZENS BANCORPORATION
                            OF SOUTH CAROLINA, INC.

                               1230 MAIN STREET
                              POST OFFICE BOX 29
                        COLUMBIA, SOUTH CAROLINA  29202




                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                           TO BE HELD APRIL 28, 1999



      NOTICE is hereby given that the Annual Meeting of Shareholders of First Citizens Bancorporation of South Carolina, Inc. will be held in the Board Room on the third floor of the First Citizens Banking Center of First-Citizens Bank and Trust Company of South Carolina, at 1314 Park Street, Columbia, South Carolina, on Wednesday, April 28, 1999, at 2:30 p.m., for the following purposes:

      (1) To consider a proposal to fix the number of directors to be elected at 16;

      (2)   To elect 16 directors for a term of one year; and,

      (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 12, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE THE PRESENCE OF A QUORUM, ALL SHAREHOLDERS, EVEN THOUGH THEY PLAN TO ATTEND, ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT AND VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                                    By Order of the Board of Directors



                                    E. W. WELLS, Secretary





March 22, 1999

                         FIRST CITIZENS BANCORPORATION
                            OF SOUTH CAROLINA, INC.

                               1230 MAIN STREET
                              POST OFFICE BOX 29
                        COLUMBIA, SOUTH CAROLINA  29202

                           ------------------------

                                PROXY STATEMENT
                           ------------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 28, 1999

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Citizens Bancorporation of South Carolina, Inc. ("Bancorp") for use at the Annual Meeting of Shareholders to be held in the Board Room on the third floor of the First Citizens Banking Center of First-Citizens Bank and Trust Company of South Carolina (the "Bank"), at 1314 Park Street, Columbia, South Carolina, on Wednesday, April 28, 1999, at 2:30 p.m., or any adjournments thereof. This Proxy Statement is first being mailed to shareholders on or about March 22, 1999.

      The persons named in the proxy to represent shareholders at the Annual Meeting are: E. Hite Miller, Sr., Jim B. Apple, and E. W. Wells. Any shareholder who executes the form of proxy accompanying this Proxy Statement has the right to revoke it at any time before it is exercised by delivering, directly or by mail, to E. W. Wells, Secretary of Bancorp, at Post Office Box 29, 1230 Main Street, Columbia, South Carolina 29202, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and asserting the right to vote in person. Proxies in the accompanying form, properly executed, duly returned to Bancorp management and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given, the proxy will be voted FOR fixing the number of directors to be elected at 16 and FOR the election, as directors, of each of the nominees named herein. On such other business as may properly come before the meeting, the proxyholders will be authorized to vote in accordance with their best judgment. In the event any nominee named herein becomes unable or unwilling to serve as a director for any reason, the proxies may be voted in favor of such substitute nominee, if any, as may be designated by Bancorp's Board of Directors.

      In addition to solicitation by mail, proxies may be solicited without additional compensation by Bancorp's directors and officers and by regular employees of the Bank, the principal subsidiary of Bancorp, by personal interview, telephone or telegraph. Bancorp will bear the expenses of such solicitation.

                               VOTING SECURITIES

      As of March 12, 1999, Bancorp had issued and outstanding 950,373 shares of voting stock consisting of: (a) 882,766 shares of $5 par value common stock; (b) 52,336 shares of $50 par value preferred stock, which includes 8,305 shares of Series A, 11,810 shares of Series B, and 32,221 shares of Series F; (c) 6,794 shares of $20 par value preferred stock, Series C; and, (d) 8,477 shares of no par value preferred stock, Series G. Under applicable South Carolina law, shares of Series A, Series B and Series F are considered to constitute a single class of preferred stock ("$50 par preferred stock"); shares of Series C are considered to constitute a separate class of preferred stock ("$20 par preferred stock"); and shares of Series G are considered to constitute a separate class of preferred stock ("no par preferred stock"). Each outstanding share of such common and preferred stock is entitled to one vote, without distinction as to class or series, unless class voting of such shares is required by law. CLASS VOTING RIGHTS DO NOT APPLY TO EITHER OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

                    RECORD DATE; VOTE REQUIRED FOR APPROVAL

      Only shareholders of record on March 12, 1999, will be eligible to receive notice of and to vote at the Annual Meeting.

      For Proposal 1 to be approved, the votes cast favoring the Proposal must exceed the votes cast against the Proposal. In the election of directors, the 16 nominees receiving the highest number of votes shall be elected as directors, and each share will be entitled to one vote for each director to be elected. However, any shareholder will be entitled to cumulate his or her votes by giving one candidate a number of votes equal to the number of directors to be elected and for whose election such shareholder has a right to vote multiplied by the number of such shareholder's shares, or by distributing such votes on the same principle among any number of such candidates. A shareholder who intends to cumulate his votes shall either (i) give written notice of his intention to the President or other officer of the corporation not less than 48 hours before the time fixed for the meeting, which notice must be announced in the meeting before the voting, or (ii) announce his intention in the meeting before the voting for directors commences; and all shareholders entitled to vote at the meeting shall, without further notice, be entitled to cumulate their votes. If cumulative voting is to be used, persons presiding may (or if requested by any shareholder, shall) recess the meeting for a reasonable time to allow deliberation by shareholders, not to exceed two hours. Included in this solicitation of proxies is the discretionary authority to the named proxyholders to vote cumulatively and, in the event of cumulative voting, proxyholders named by Bancorp or their appointed substitutes may, at their discretion, distribute their votes equally or unequally among the nominees set forth in this Proxy Statement and in a manner which would tend to elect the greatest number of such nominees (or any substitutes therefor) as the number of votes cast by them would permit.

       Abstentions and broker non-votes will have no effect in the voting at the Annual Meeting.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

      As of March __, 1999, the following shareholders owned beneficially in excess of 5% of a class of Bancorp's outstanding voting securities:

                                           Amount and                             Percentage
                                           Nature of                              of
Title        Name and Address              Beneficial        Percentage           Eligible
of Class     of Beneficial Owner           Ownership(1)      of Class             Vote
--------     -------------------           ------------      -------------        ----------
Common       George H. Broadrick (2)         87,705(3)             9.94%            9.23%
             Charlotte, NC

             Frank B. Holding (2)           343,718(4)            38.94%           36.17%
             Smithfield, NC

             Lewis R. Holding               183,209(5)            20.75%           19.28%
             Lyford Cay, Bahamas

$50 Par      Pearl S. Arant                    3,504               6.70%             .37%
Preferred    Pageland, SC

             Gladys W. Griggs                  4,630               8.85%             .49%
             Pageland, SC

             Frank B. Holding (2)              3,556(6)            6.79%             .37%
             Smithfield, NC

             E. W. Wells                       3,645               6.96%             .38%
             Columbia, SC

$20 Par      Carolina Bonded Storage Co.         462               6.80%             .05%
Preferred    Columbia, SC

             Jay C. Case                         535               7.87%             .06%
             Columbia, SC

             Frank B. Holding (2)              2,268(7)           33.38%             .24%
             Smithfield, NC

             E. W. Wells                         583               8.58%             .06%
             Columbia, SC



                                           Amount and                             Percentage
                                           Nature of                              of
Title        Name and Address              Beneficial        Percentage           Eligible
of Class     of Beneficial Owner           Ownership(1)      of Class             Vote
--------     -------------------           ------------      -------------        ----------
No Par       Peter M. Bristow                  1,257(8)           14.83%             .13%
Preferred    Columbia, SC

             Frank B. Holding (2)              6,107(9)           72.04%             .64%
             Smithfield, NC

-----------

 (1) Except as otherwise stated in the footnotes following this table, the shares shown as beneficially owned are, to the best of Bancorp management's knowledge, owned directly by the persons or entities named and such persons or entities exercise sole voting and investment power with respect to those shares.

 (2)  A director of Bancorp.

 (3) George H. Broadrick has sole voting and investment power as to 118 shares held individually, 26,023 shares held by him as trustee of a Holding family trust, and 25,522 shares held by him as trustee for the benefit of Carmen P. Holding, who also is a director of Bancorp (which 25,522 shares also are included in the beneficial ownership shown for Ms. Holding in the section of this proxy statement entitled "OWNERSHIP OF SECURITIES BY MANAGEMENT"). Mr. Broadrick exercises shared voting and investment power as to 36,042 shares held by First Citizens BancShares, Inc., Raleigh, N.C., which shares, for beneficial ownership purposes, may be deemed to be controlled by him (which shares also are included in the beneficial ownership shown above for Lewis R. Holding and Frank B. Holding).

 (4) Frank B. Holding has sole voting and investment power as to 148,219 shares held individually. He disclaims beneficial ownership as to 137,216 shares held by his wife, adult children and their spouses, and 2,182 shares held in a fiduciary capacity in a nominee name by the Trust Department of First-Citizens Bank & Trust Company, Raleigh, N.C., for the benefit of his adult children, all of which shares are included above. He exercises shared voting and investment power as to shares held by the following corporations and other entities which, for beneficial ownership purposes, may be deemed to be controlled by him: First Citizens BancShares, Inc., Raleigh, N.C. (36,042 shares); Southern BancShares (N.C.), Inc. (10,938 shares); Twin States Farming, Inc. (1,045 shares); and in a nominee name by the Trust Department of First-Citizens Bank and Trust Company of South Carolina (8,076 shares held in a fiduciary capacity for the Bank's pension plan). Included in Frank B. Holding's beneficial ownership are 46,980 shares also included in the beneficial ownership shown for his brother, Lewis R. Holding, of which 36,042 shares also are included in the beneficial ownership shown for George H. Broadrick.

 (5) Lewis R. Holding exercises sole voting and investment power as to 92,284 shares held individually. He disclaims beneficial ownership as to 8,845 shares owned by his wife and 100 shares owned by an adult daughter, which shares are included above. He exercises shared voting and investment power as to shares held by the following corporations which, for beneficial ownership purposes, may be deemed to be controlled by him: Yadkin Valley Company (35,000 shares); Southern BancShares (N.C.), Inc. (10,938 shares); and First Citizens BancShares, Inc., Raleigh, N.C. (36,042 shares). Included in Lewis R. Holding's beneficial ownership are 46,980 shares also included in the beneficial ownership shown for his brother, Frank B. Holding, of which 36,042 shares also are included in the beneficial ownership shown for George H. Broadrick.

 (6) Frank B. Holding does not hold of record any shares of $50 par preferred stock and disclaims beneficial ownership as to the 3,556 shares shown above and held by his wife and adult children.

 (7) Frank B. Holding does not hold of record any shares of $20 par preferred stock and disclaims beneficial ownership as to the 2,268 shares shown above and held by his wife and adult children.

 (8) Peter M. Bristow exercises sole voting and investment power as to 1,057 shares of no par preferred stock held individually. He disclaims beneficial ownership as to an additional 200 shares included above and held by his wife, who is the daughter of Frank B. Holding. All of such shares also are included, but disclaimed, in the beneficial ownership shown above for Frank B. Holding and further described in footnote (9) below.

 (9) Frank B. Holding does not hold of record any shares of no par preferred stock and disclaims beneficial ownership as to 6,107 shares of such stock shown above and held by his adult children, their spouses (including but not limited to Peter M. Bristow) and a trust of which an adult daughter is trustee.

                     OWNERSHIP OF SECURITIES BY MANAGEMENT

      As of March __, 1999, the beneficial ownership of Bancorp's outstanding voting and non-voting securities by its directors, certain executive officers named below in the Summary Compensation Table, and by all directors and executive officers of Bancorp and the Bank as a group, was as follows:

                                                Amount and                          Percentage
                                                Nature of                           of
Title                                           Beneficial            Percentage    Eligible
of Class       Name of Beneficial Owner         Ownership(1)          of Class      Vote
--------       ------------------------         ------------          --------      ----

Common         Jim B. Apple                             326              .04%          .03%

               Richard W. Blackmon                      110              .01%          .01%

               George H. Broadrick                   87,705(2)          9.94%         9.23%

               Charles D. Cook                           24              .00%          .00%

               Laurens W. Floyd                         452(3)           .05%          .05%

               William E. Hancock, III                3,820(4)           .43%          .40%

               Robert B. Haynes                      38,138(5)          4.32%         4.01%

               Wycliffe E. Haynes                    38,243(6)          4.33%         4.02%

               Lewis M. Henderson                         5              .00%          .00%

               Carmen P. Holding                     25,622(7)          2.90%         2.70%

               Frank B. Holding                     343,718(8)         38.94%        36.17%

               Charles S. McLaurin, III                 114              .01%          .01%

               E. Hite Miller, Sr.                    8,306(9)           .94%          .87%

               N. Welch Morrisette, Jr.                 118              .01%          .01%

               E. Perry Palmer                          800              .09%          .08%

               William E. Sellars                    38,198(10)         4.33%         4.02%

               Henry F. Sherrill                      2,596              .29%          .27%

Non-Voting     Frank B. Holding                      18,806(12)        51.65%        --
Common(11)

$50 Par        Frank B. Holding                       3,556(13)         6.79%          .37%
Preferred
               Dan H. Jordan                            367              .70%          .04%

$20 Par        Jay C. Case                              535             7.87%          .06%
Preferred
               Frank B. Holding                       2,268(14)        33.38%          .24%

No Par         Frank B. Holding                       6,107(15)        72.04%          .64%
Preferred

Non-Voting     Frank B. Holding                         378(16)        72.00%        --
Preferred (11)

Common         All directors and executive officers 443,156            50.20%        46.63%
               as a group (26 persons)



                                                       Amount and                         Percentage
                                                       Nature of                          of
Title                                                  Beneficial           Percentage    Eligible
of Class       Name of Beneficial Owner                Ownership(1)         of Class      Vote
--------       ------------------------                ------------         --------      ----
Non-Voting     All directors and executive officers       18,806            51.65%        --
Common (11)    as a group (26 persons)

$50 Par        All directors and executive officers        8,413            16.07%        .89%
Preferred      as a group (26 persons)

$20 Par        All directors and executive officers        3,505            51.59%        .37%
Preferred      as a group (26 persons)

No Par         All directors and executive officers        6,368            75.12%        .67%
Preferred      as a group (26 persons)

Non-Voting     All directors and executive officers          378            72.00%        --
Preferred (11) as a group (26 persons)

-----------
   (1) Except as otherwise stated in the footnotes following this table, shares shown as beneficially owned are, to the best of Bancorp's management's knowledge, held directly by the persons named and such persons exercise sole voting and investment power with respect to those shares.

   (2)   For a description of the beneficial ownership of common stock by George
         H. Broadrick, see footnote (3) of the section of this Proxy Statement entitled "PRINCIPAL HOLDERS OF VOTING SECURITIES."

   (3) Laurens W. Floyd exercises sole voting and investment power as to 100 shares held individually and as to 300 shares held by him as Trustee of a revocable living trust for his benefit. He disclaims beneficial ownership as to 52 shares included above and held by his wife.

   (4) William E. Hancock, III exercises sole voting and investment power as to 246 shares held individually and as to 738 shares held by him as Trustee for the benefit of his children. He exercises shared voting and investment power as to shares held by Hancock Buick, Inc. (110 shares) and Hancock Investments (2,726 shares), which entities may be deemed to be controlled by Mr. Hancock for beneficial ownership purposes.

   (5) Robert B. Haynes exercises sole voting and investment power as to 140 shares held individually. He exercises shared voting and investment power as to 37,998 shares held by C. W. Haynes and Company, Inc., of which he is Chairman of the Board, Vice President and Secretary (which shares also are included in the beneficial ownership shown for Wycliffe
         E. Haynes and William E. Sellars).

   (6) Wycliffe E. Haynes exercises sole voting and investment power as to 136 shares held individually. He disclaims beneficial ownership as to 109 shares included above and held by his spouse. He exercises shared voting and investment power as to 37,998 shares held by C. W. Haynes and Company, Inc., of which he is Vice President (which shares also are included in the beneficial ownership shown for Robert B. Haynes and William E. Sellars).

   (7) Carmen P. Holding exercises sole voting and investment power as to 100 shares held individually. She disclaims voting and investment power as to 25,522 shares included above that are held in an irrevocable trust for her benefit by George H. Broadrick, sole trustee (which shares also are included in the beneficial ownership shown for Mr. Broadrick).

   (8)   For a description of the beneficial ownership of common stock by Frank
         B. Holding, see footnote (4) of the section of this Proxy Statement entitled "PRINCIPAL HOLDERS OF VOTING SECURITIES."

   (9) E. Hite Miller, Sr. exercises sole voting and investment power as to 230 shares held individually. He exercises shared voting and investment power as to 8,076 shares held in a fiduciary capacity in a nominee name by the Trust Department of First-Citizens Bank and Trust Company of South Carolina for the Bank's pension plan, which corporation may be deemed to be controlled, for beneficial ownership purposes, by Mr. Miller (which shares also are included in the beneficial ownership shown for Frank B. Holding).

   (10) William E. Sellars exercises sole voting and investment power as to 200 shares held individually. He exercises shared voting and investment power as to 37,998 shares held by C. W. Haynes and Company, Inc., of which he is President (which shares also are included in the beneficial ownership shown for Robert B. and Wycliffe E. Haynes).

   (11) Bancorp has outstanding 36,409 shares of $5 par non-voting common stock ("non-voting common stock") and 525 shares of $200 par Series E preferred stock ("non-voting preferred stock"). Holders of shares of non-voting preferred stock have no right to vote except as required by law, unless dividends are in arrears on such series, and then the holders may cast one vote per share in the election of directors. The holders of non-voting common and preferred stock have no right to vote as a class, except when class voting is required by law, and are not entitled to vote on any Proposals to be considered at this Annual Meeting.

   (12) The shares of non-voting common stock shown as beneficially owned by Frank B. Holding are owned by The Robert P. Holding Foundation, Inc., a charitable foundation of which Mr. Holding is a director. If such shares were entitled to vote as described in the preceding footnote, Mr. Holding would exercise shared voting power as to such shares.

   (13) For a description of the beneficial ownership of $50 par preferred stock by Frank B. Holding, see footnote (6) of the section of this Proxy Statement entitled "PRINCIPAL HOLDERS OF VOTING SECURITIES."

   (14) For a description of the beneficial ownership of $20 par preferred stock by Frank B. Holding, see footnote (7) of the section of this Proxy Statement entitled "PRINCIPAL HOLDERS OF VOTING SECURITIES."

   (15) For a description of the beneficial ownership of no par preferred stock by Frank B. Holding, see footnote (9) of the section of this Proxy Statement entitled "PRINCIPAL HOLDERS OF VOTING SECURITIES."

   (16) Frank B. Holding does not hold of record any shares of non-voting preferred stock and disclaims beneficial ownership as to 378 shares shown above and held by his adult daughters and their spouses.

               SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Bancorp's directors and executive officers are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding the amount of and changes in their beneficial ownership of Bancorp's common and preferred stock. Based on its review of copies of those reports, Bancorp's proxy materials are required to disclose failures to report shares beneficially owned or changes in such beneficial ownership, or to timely file required reports, during the previous fiscal year. It has come to Bancorp's attention that Director Frank B. Holding inadvertently did not file timely a report during March 1998 concerning a purchase by one of his adult children of 135 shares of common stock that may be considered to be beneficially owned by Mr. Holding. Upon discovery of the oversight, the required report was filed promptly with the SEC.

                     PROPOSAL 1:  FIXING THE NUMBER OF DIRECTORS

   The Bylaws of Bancorp provide that the Board shall consist of not less than seven nor more than 34 directors, with the actual number of directors to be elected each year being fixed by Bancorp's shareholders. Currently, there are 16 directors, and management proposes that the number of directors to be elected at the Annual Meeting be fixed at 16.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES IN FAVOR OF FIXING THE NUMBER OF DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING AT 16.

                         PROPOSAL 2:  ELECTION OF DIRECTORS

   The persons named below have been nominated by the Board of Directors for election at the Annual Meeting as directors of Bancorp. Each of the 16 nominees currently serves as a director of Bancorp and has been nominated to be reelected for a term of one year or until his resignation, retirement, death, removal or disqualification, or until his respective successor has been duly elected and qualified:





                             Positions With                 Year           Principal Occupation and
Name, Address                Bancorp                        First          Business Experience For
and Age                      and Bank                       Elected(1)     Past Five or More Years
-------------                --------                       ------------   --------------------------------------------

Jim B. Apple                 Director, President and Chief  1993           President and Chief Executive Officer
Columbia, SC                 Executive Officer; Member of                  (formerly Chief Operating Officer) of
 46                          Executive Committee                           Bancorp and Bank (prior to that, Executive
                                                                           Vice President)

Richard W. Blackmon          Director; Member of            1970           Owner, Richard Blackmon Construction
Lancaster, SC                Executive Committee                           Co. (construction and land development)
 84

George H. Broadrick          Director; Chairman of Audit    1972           Director and retired President, First
Charlotte, NC                and Compensation                              Citizens BancShares, Inc. and First-Citizens
 76                          Committees                                    Bank & Trust Company, Raleigh, NC

Laurens W. Floyd             Director; Member               1988           Chairman (formerly President) and Chief
Dillon, SC                   of Audit Committee                            Executive Officer, Dillon Provision Co.,
 70                                                                        Inc. (wholesale meat distributors)

William E. Hancock, III      Director                       1976           President, Hancock Buick/BMW Company
Columbia, SC                                                               (automobile dealer)
 53

Robert B. Haynes (2)         Director                       1972           Chairman of the Board, Vice President and
Columbia, SC                                                               Secretary, C. W. Haynes and Company, Inc.
 53                                                                        (mortgage banking and real estate)

Wycliffe E. Haynes (2)       Director                       1972           Vice President and Treasurer,
Columbia, SC                                                               C. W. Haynes and Company, Inc.
 55                                                                        (mortgage banking and real estate)

Lewis M. Henderson (3)       Director; Member of Audit      1996           Tax Partner, Tourville, Simpson &
Columbia, SC                 Committee                                     Henderson (certified public accountants)
 45

Carmen P. Holding (4)        Director                       1992           Assistant, Susan B. Bozeman Designs, Inc.
Atlanta, GA                                                                (residential interior design); former office
 30                                                                        manager, Interweb, Inc. (web designer and
                                                                           provider); former showroom salesperson,
                                                                           Scalamandre, Inc. (decorative fabrics
                                                                           manufacturer/wholesaler); Director, First
                                                                           Citizens BancShares, Inc. and First-Citizens
                                                                           Bank & Trust Company, Raleigh, NC

Frank B. Holding (4)         Vice Chairman of               1970           Executive Vice Chairman of the Board,
Smithfield, NC               the Board; Chairman of                        First Citizens BancShares, Inc. and
 70                          Executive Committee                           First-Citizens Bank & Trust Company,
                                                                           Raleigh, NC; Vice Chairman, Bancorp and
                                                                           Bank; Director, Southern BancShares
                                                                           (N.C.), Inc., Mount Olive, NC

Dan H. Jordan                Director                       1970           Retired farmer and businessman
Nichols, SC
75



                             Positions With                 Year           Principal Occupation and
Name, Address                Bancorp                        First          Business Experience For
and Age                      and Bank                       Elected(1)     Past Five or More Years
-------------                --------                       ------------   --------------------------------------------

E. Hite Miller, Sr.          Chairman of the Board and      1980           Chairman of the Board (formerly also Chief
Spartanburg, SC              Member of Executive                           Executive Officer) of Bancorp and Bank
 73                          Committee

N. Welch Morrisette, Jr.     Director                       1970           Retired attorney
Columbia, SC
 77

E. Perry Palmer              Director                       1993           President and Owner, E. P. Palmer
Columbia, SC                                                               Corporation (funeral service)
 63

William E. Sellars           Director; Member of            1970           President, C. W. Haynes and Company, Inc.
Columbia, SC                 Executive and Compensation                    (mortgage banking and real estate)
 74                          Committees

Henry F. Sherrill (5)        Director; Member of            1970           Attorney; Partner, Sherrill and
Columbia, SC                 Executive and Compensation                    Roof, LLP (attorneys)
 76                          Committees; General Counsel

-------------

   (1) The term "Year First Elected" refers to the year in which each director was originally elected to the Board of Bancorp and/or the Bank. Bancorp was formed in 1982 as the holding company of the Bank (which was chartered in 1970). Service prior to 1970 of several directors on the Boards of various merging banks or predecessors of the Bank is not shown above.

   (2)   Robert B. Haynes and Wycliffe E. Haynes are brothers.

   (3) Lewis M. Henderson's accounting firm, Tourville, Simpson & Henderson, performed general, non-audit related accounting services for the Bank's Trust Department during 1998.

   (4) Frank B. Holding is the uncle of Carmen P. Holding and the father-in-law of Peter M. Bristow, who is an executive officer of the Bank.

   (5) Henry F. Sherrill served as general counsel to Bancorp and the Bank prior to and during 1998, which relationship is expected to continue through 1999. During 1998, Bancorp and the Bank paid $276,991 in legal fees and expenses to Mr. Sherrill's law firm, Sherrill and Roof, L.L.P. Prior to February 1995, Mr. Sherrill was a partner with the law firm of Sherrill & Rogers, P.C.

   Pursuant to the Bylaws and in accordance with South Carolina law, at any time during the interim between Annual Meetings the Board of Directors may increase the number of directorships within the range of seven to 34, as described in Proposal 1 above, and may elect additional directors to fill vacancies created by any such increase. Bancorp recently entered into an agreement to acquire Exchange Bank of South Carolina, Kingstree, South Carolina ("Exchange Bank"). That agreement provides that, following consummation of the acquisition, and pursuant to its authority described above, the Board of Directors will appoint two current directors of Exchange Bank (to be selected at a later date) as directors of Bancorp. Those directors will serve until the next Annual Meeting, at which time their continued service will be subject to their reelection by Bancorp's shareholders.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES IN FAVOR OF EACH OF THE 16 NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

                                DIRECTORS' FEES

   During 1998, each director, except directors who are executive officers of Bancorp or the Bank, and William E. Sellars, received $100 for attendance at each meeting of Bancorp's Board and $250 for attendance at each meeting of the Bank's Board, and $100 for attendance at each meeting of a committee held on a day other than the date of a Board meeting. Effective in 1999, such fees have been increased to $150 for attendance at each meeting of Bancorp's Board and $350 for attendance at each meeting of the Bank's Board, and $200 for attendance at each meeting of the Executive, Audit or Trust Committees. Payment, if any, for attendance at meetings of any other committees is at the discretion of the Chief Executive Officer.

              MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

   Bancorp's and the Bank's Boards of Directors held four meetings in 1998. All directors attended at least 75% of the aggregate number of meetings of the Boards of Directors and the committees on which they served.

   Each of Bancorp's directors also serves as a director of the Bank. Bancorp's and the Bank's Boards of Directors each has an Audit Committee which is made up of the same members, and the Bank's Board of Directors has several standing committees, including a Compensation Committee. Neither of the Boards of Directors has a standing nominating committee or any other committee performing an equivalent function.

   The Audit Committee consists of George H. Broadrick - Chairman, Laurens W. Floyd, and Lewis M. Henderson. The Bank's Audit Director reports directly to the Audit Committee which oversees the continuous audit program conducted by the Bank's internal audit staff. Subject to approval of the Board of Directors, the Audit Committee engages a qualified firm of independent certified public accountants to conduct an annual audit of Bancorp's consolidated financial statements. It receives written reports from such firm and reviews non-audit services proposed by management to be provided by the accounting firm. The Audit Committee held four meetings during 1998.

   The membership of the Compensation Committee of the Bank is set forth below. As further described below, the Compensation Committee makes recommendations to the Board of Directors regarding the salaries of Bancorp's and the Bank's executive officers and with respect to such other compensation matters as it deems appropriate. During 1998, the Compensation Committee held one meeting.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee currently consists of George H. Broadrick - Chairman, William E. Sellars and Henry F. Sherrill.

   Mr. Broadrick also serves as a Director and Chairman of the Executive Committee of First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB/NC"), and its holding company, First Citizens BancShares, Inc. ("BancShares"). He was President of both BancShares and FCB/NC prior to his retirement in 1987 and has served as a consultant to FCB/NC since his retirement, which relationship is expected to continue through 1999. FCB/NC provides various data processing services for the Bank, including items processing, deposits, loans, general ledger and statement rendering services, pursuant to a contract between the parties. During 1998, the fees paid by the Bank to FCB/NC for such services were approximately $7,301,000.

   Mr. Sellars is an officer of C. W. Haynes and Company, Inc. ("C. W. Haynes"), which was reimbursed the amount of $4,500 per month by the Bank during 1998 for Mr. Sellars' management services to the Bank. It is expected that this reimbursement arrangement will continue in 1999 under substantially the same terms as applied during 1998, except that the reimbursement amount paid by the Bank has been increased to $5,000 per month.

   Mr. Sherrill, a partner in the law firm of Sherrill and Roof, L.L.P., also serves as General Counsel of Bancorp and the Bank. For further information on the nature of the relationship of Sherrill and Roof, L.L.P. with Bancorp and Bank, see footnote (6) to the table listing directors of Bancorp under the caption "PROPOSAL 2: ELECTION OF DIRECTORS."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Bank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. However, at the present time, annual salary is the only form of compensation paid to or for the benefit of executive officers (other than benefits under the Bank's 401(k) salary deferral plan and other customary employee benefit and welfare plans, including a defined benefit pension plan). The Compensation Committee (the "Committee") administers the Bank's compensation program and has responsibility for matters involving the compensation of executive officers.

   For 1998, the Committee established a recommended salary for each executive officer (including the chief executive officer) based on an evaluation of that officer's individual level of responsibility and performance. The Committee's recommendations were reported to and subject to the approval of the Board of Directors which made all final decisions regarding the salaries of executive officers. The performance of individual executive officers and the Bank's financial performance generally were considered by the Committee and the Board of Directors in connection with the setting of salaries for 1998. However, except as further described below with respect to E. Hite Miller, Sr., the setting of salaries largely is subjective and there are no specific formulae, objective criteria or other such mechanism by which adjustments to each executive officer's salary are tied empirically to his individual performance or to the Bank's financial performance.

   Mr. Miller, who serves as Chairman of the Board, also served as Chief Executive Officer until April 22, 1998, when Jim B. Apple, who serves as President, was appointed to such position. Mr. Miller is employed by the Bank pursuant to a 3-year employment agreement dated April 21, 1998, which provided that his salary for 1998 would be that approved by the Compensation Committee ($243,750), to be increased annually thereafter by a percentage not less than the average percentage of increases granted to other officers of the Bank whose salaries are required to be approved by the Compensation Committee.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of Bancorp's executive officers receive annual compensation approaching that amount, Bancorp's Board of Directors has not adopted a policy with respect to Section 162(m).


                                 Compensation Committee:

                                 GEORGE H. BROADRICK, Chairman
                                 WILLIAM E. SELLARS
                                 HENRY F. SHERRILL

                              EXECUTIVE OFFICERS

   The following persons have been designated as "executive officers" of Bancorp or the Bank by the appropriate Board of Directors. Except as noted, each executive officer has served for the past five years in the capacities indicated below:


Name                         Age     Position
----                         ---     --------
E. Hite Miller, Sr.          73      Chairman of the Board of Bancorp and Bank (also served as
                                     Chief Executive Officer until April 1998)

Frank B. Holding             70      Vice Chairman of Bancorp and Bank

Jim B. Apple                 46      President of Bancorp and Bank since April 1994; Chief
                                     Executive Officer of Bancorp and Bank since April 1998
                                     (formerly Chief Operating Officer)

Jay C. Case                  57      Executive Vice President of Bancorp since April 1998;
                                     Treasurer and Chief Financial Officer of Bancorp and
                                     Bank; Executive Vice President of Bank since October
                                     1995 (formerly Senior Vice President); Controller of Bank;
                                     President, Wateree Life Insurance Company and Wateree
                                     Agency, Inc.

E. W. Wells                  56      Secretary of Bancorp and Bank; Senior Vice President
                                     of Bank

Charles S. McLaurin, III     60      Executive Vice President/Retail Banking Executive of Bank
                                     since July 1995; formerly Senior Vice President and
                                     Regional Supervisor

David G. Barnett             39      Senior Vice President of Bank since September 1996; Retail
                                     Division Executive since November 1998 (formerly Group
                                     Executive); previously Senior Vice President, NationsBank

Peter M.  Bristow            32      Senior Vice President of Bank since October 1997; Retail
                                     Division Executive since November 1998; formerly Vice
                                     President from October 1995 to October 1997; previously
                                     Branch Officer

William K. Brumbach, Jr.     56      Senior Vice President and Trust Director of Bank

Charles D. Cook              55      Senior Vice President and Commercial Lending Director
                                     of Bank

Edgar L. Prosser             45      Senior Vice President and Consumer Lending Director of
                                     Bank since April 1995; formerly Vice President and
                                     Consumer Loan Manager

Janis B. Summers             48      Senior Vice President and Mortgage Lending Director of
                                     Bank since April 1994 (formerly President, First Citizens
                                     Mortgage Corporation of SC)

Mike E. Toole                45      Audit Director of Bank

                            EXECUTIVE COMPENSATION

   The following table shows, for 1998, 1997 and 1996, the cash and certain other compensation paid to or received or deferred by each of the five most highly compensated executive officers of Bancorp and the Bank in all capacities in which they served.


                            SUMMARY COMPENSATION TABLE
                            ---------------------------

                                 ANNUAL COMPENSATION
                                 -------------------

                                                  OTHER      ALL
                                                  ANNUAL    OTHER
NAME AND                                          COMPEN-   COMPEN-
PRINCIPAL                        SALARY   BONUS   SATION    SATION
POSITION                 YEAR   ($)(1)    ($)     ($)      ($)(2)
---------------          ----   --------  -----   -----    -------
E. Hite Miller, Sr       1998   243,750   -0-     -0-     80,146 (4)
  Chairman of the
  Board (3)              1997   218,750   -0-     -0-     79,759 (4)

                         1996   192,625   -0-     -0-     79,346 (4)


Jim B. Apple             1998   218,752   -0-     -0-      7,550
  President and
  Chief Executive        1997   193,750   -0-     -0-      7,154
  Officer
                         1996   168,375   -0-     -0-      6,750


Jay C. Case              1998   167,397   -0-     -0-      7,200
  Executive Vice
  President and
  Chief Financial        1997   156,600   -0-     -0-      7,101
  Officer
                         1996   146,313   -0-     -0-      6,642


Charles S.               1998   156,686   -0-     -0-      7,060
McLaurin, III
  Executive Vice         1997   143,606   -0-     -0-      6,561
  President
                         1996   127,875   -0-     -0-      5,848


Charles D. Cook          1998   107,067   -0-     -0-      4,856
  Senior Vice President
  and Director of        1997   101,957   -0-     -0-      4,626
  Commercial Lending

                         1996   97,304    -0-     -0-      4,413

----------------------

         (1) Includes amounts deferred at the election of each named executive officer pursuant to the Bank's Section 401(k) salary deferral plan.

         (2) Consists entirely of the Bank's contributions on behalf of each named executive officer to the Bank's Section 401(k) salary deferral plan, except for the amounts shown for Mr. Miller, as explained in footnote (4) below.

         (3) Mr. Miller is employed by the Bank pursuant to a 3-year employment agreement dated April 21, 1998, which provides that his salary will be increased annually by a percentage not less than the average percentage of increases granted to other officers of the Bank whose salaries must be approved by the Compensation Committee.

         (4) Amounts shown for Mr. Miller for 1998, 1997 and 1996 are comprised of $72,596 in benefits he received from the Bank's pension plan for each such year, and $7,550, $7,163 and $6,750, respectively, as the Bank's contribution on behalf of Mr. Miller to the Bank's Section 401(k) salary deferral plan. Although Mr. Miller remains actively employed as the Bank's Chairman, mandatory pension plan distributions pursuant to federal law began after he reached age 70 1/2 during November 1995.

                 PENSION PLAN AND OTHER POST-RETIREMENT BENEFITS

   The following table shows the estimated benefits payable to a covered participant at normal retirement age under the Bank's qualified defined benefit pension plan (the "Pension Plan") based on various numbers of years of service and levels of covered compensation.



                                Years of Service
FINAL
AVERAGE
COMPENSATION   15 Years  20 Years  25 Years  30 Years  35 Years 40 Years
------------   --------  --------  --------  --------  -------- --------
  $  50,000   $ 10,652  $ 14,202  $ 17,753 $ 21,303  $ 24,854  $ 27,854

     75,000     17,589    23,452    29,305   35,178    41,041    45,541

    100,000     24,527    32,702    40,878   49,053    57,229    63,229

    125,000     31,464    41,952    52,440   62,928    73,416    80,916

    150,000     38,402    51,202    64,003   76,803    89,604    99,604

    175,000     45,339    60,452    75,565   90,678   105,791   116,291

    200,000     52,277    69,702    87,128  104,553   121,979   130,000

    225,000     59,214    78,952    98,690  118,428   130,000   130,000

    250,000     66,152    88,202   110,253  130,000   130,000   130,000

    275,000     73,089    97,452   121,815  130,000   130,000   130,000

    300,000     80,027   106,702   130,000  130,000   130,000   130,000

   Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. A participant's compensation covered by the Pension Plan includes base salary (including amounts deferred pursuant to the Bank's Section 401(k) salary deferral plan), and the participant's benefits are based on "final average compensation" which is the participant's highest average annual covered compensation for any five consecutive years during the last ten complete calendar years as a Plan participant. However, under current tax laws, $160,000 is the maximum amount of compensation for 1998 that can be included for purposes of calculating a participant's "final average compensation."

   The credited years of service and "final average compensation," respectively, as of January 1, 1999, for each of the named executive officers are as follows:
Mr. Miller - 40 years and $137,536; Mr. Apple - 6 years and $169,750; Mr. Case -
24.5 years and $147,035; Mr. McLaurin - 34 years and $131,073; and Mr. Cook - 23 years and $98,376. The estimated benefits in the table above reflect the maximum $130,000 annual benefit permitted by tax laws for a participant retiring in 1999. The maximum years of service credit for which benefits may accrue under the Pension Plan is 40 years.

   In addition to benefits under the Pension Plan, each of certain senior officers of Bancorp and the Bank is party to a separate agreement with the Bank under which the Bank has agreed to pay a specified monthly amount to the officer for a period of ten years following his retirement at age 65 (or at such other age as is agreed upon between the Bank and the officer). In return for such payments, each officer has agreed that he will provide certain limited consultation services to, and will not "compete" (as defined in the agreement) against, the Bank during the period following his retirement. If the officer dies during the period payments are being made under the agreement, the remaining balance of payments due under the agreement will be paid to the officer's designated beneficiary or his estate. The amounts of monthly payments provided for in the agreements currently in effect between the Bank and each of the named executive officers are as follows: Mr. Miller - $5,208; Mr. Apple - $5,208; Mr. Case - $3,899; Mr. McLaurin - $3,094; and Mr. Cook - $2,483.

                               PERFORMANCE GRAPH

   The following line graph compares the cumulative total shareholder return on Bancorp's common stock ("CTSR") during the previous five fiscal years, with the CTSR over the same measurement period in the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes $100 invested on January 1, 1993, and that dividends are reinvested in additional shares. However, since Bancorp has not paid dividends on its common stock during the previous five years, there is no dividend reinvestment to take into consideration as part of Bancorp's cumulative total shareholder return.

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG
            FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC.,
                      NASDAQ BANKS AND NASDAQ-US INDICES

        [PERFORMANCE GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]





YEAR         Bancorp    Nasdaq Banks   Nasdaq-US
----         --------   -------------  ---------

1993         $100         $100          $100

1994          117          100            98

1995          138          148           138

1996          195          196           107

1997          281          328           209

1998          293          325           293


                         TRANSACTIONS WITH MANAGEMENT

   Certain directors and executive officers of Bancorp and the Bank and their associates were customers of and had transactions with the Bank in the ordinary course of the Bank's business during 1998. All extensions of credit included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and, in the opinion of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

   Certain specific relationships or transactions are described above under the caption "Compensation Committee Interlocks and Insider Participation" and in footnotes (3) and (5) to the table listing directors under the caption "PROPOSAL 2: ELECTION OF DIRECTORS."

   During 1998, the Bank reimbursed First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB/NC"), $7,921 per month from January though March and $8,159 per month from April through December for the management services of Frank B. Holding (who does not receive any compensation directly from Bancorp or the Bank). Mr. Holding is Vice Chairman of the Board of Bancorp and the Bank and also serves as Executive Vice Chairman of the Board of FCB/NC and its holding company, First Citizens BancShares, Inc. It is expected that such reimbursement arrangement will continue in 1999 under substantially the same terms as applied during 1998; however, effective April 1, 1999, the amount of the Bank's reimbursement to FCB/NC will increase to $8,342 per month.

                            INDEPENDENT ACCOUNTANTS

   The certified public accounting firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee to serve as Bancorp's independent public accountants for 1999.

   One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have the opportunity to make a statement if they so desire.

                       AVAILABILITY OF OTHER INFORMATION

   Bancorp annually files with the Securities and Exchange Commission an Annual Report on Form 10-K. UPON WRITTEN REQUEST, BANCORP WILL PROVIDE A COPY OF ITS FORM 10-K FOR 1998, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES, WITHOUT CHARGE TO ANY SHAREHOLDER ELIGIBLE TO VOTE AT THE ANNUAL MEETING. SUCH REQUESTS SHOULD BE DIRECTED TO E. W. WELLS, SECRETARY, FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC., POST OFFICE BOX 29, COLUMBIA, SOUTH CAROLINA 29202.

                             SHAREHOLDER PROPOSALS

   Any proposal of a shareholder which is intended to be presented for action at the 2000 Annual Meeting must be received by Bancorp at its main office in Columbia, South Carolina, no later than November 24, 1999, to be considered timely received for inclusion in the proxy statement and form of proxy issued in connection with that meeting. In order for such a proposal to be included in Bancorp's proxy statement and form of proxy, the person submitting it must own, beneficially or of record, at least 1% or $1,000 in market value of shares of Bancorp's common stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. It is anticipated that the 2000 Annual Meeting will be held during April 2000.

                                 OTHER MATTERS

   Management knows of no other matters to be presented at the Annual Meeting. Should other matters properly come before the meeting, or any adjournments thereof, proxyholders named in the enclosed proxy will be authorized to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority included in the proxy.

   YOU ARE URGED TO SIGN AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                 By Order of the Board of Directors



                                 E. W. WELLS, Secretary


March 22, 1999

********************************************************************************
                                    APPENDIX

             FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC.
                               1230 Main Street
                              Post Office Box 29
                        Columbia, South Carolina  29202


                     PROXY SOLICITED BY BOARD OF DIRECTORS


      The undersigned hereby appoints E. Hite Miller, Sr., Jim B. Apple and E.
W. Wells, or any of them, attorneys and proxies, with power of substitution, to vote all outstanding stock of First Citizens Bancorporation of South Carolina, Inc. ("Bancorp") held of record by the undersigned on March 12, 1999, at the Annual Meeting of Shareholders of Bancorp to be held in the Board Room on the third floor of the First Citizens Banking Center of First-Citizens Bank and Trust Company of South Carolina, at 1314 Park Street, Columbia, South Carolina at 2:30 p.m. on April 28, 1999, or at any adjournments thereof.

      The undersigned hereby directs that shares represented by this proxy be voted as follows:

1. FIXING THE NUMBER OF DIRECTORS: Proposal to set the number of directors to be elected at 16.

      [  ]  FOR               [  ]   AGAINST          [  ]  ABSTAIN


2.    ELECTION OF DIRECTORS:

      [  ]  FOR all nominees listed below    [  ] WITHHOLD AUTHORITY to vote for
            (except as indicated otherwise)       all nominees listed below.


      Nominees: J. B. Apple; R. W. Blackmon; G. H. Broadrick; L. W. Floyd; W. E. Hancock, III; R. B. Haynes; W. E. Haynes; L. M. Henderson; C. P. Holding;
      F. B. Holding; D. H. Jordan; E. H. Miller, Sr.; N. W. Morrisette, Jr.; E.
      P. Palmer; W. E. Sellars; and H. F. Sherrill

      (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided.)
      --------------------------------------------------------------------------

3. OTHER BUSINESS: The persons named herein as attorneys and proxies are authorized to vote the shares represented by this proxy according to their best judgment on such other matters as may properly come before the meeting.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXYHOLDERS WILL VOTE THIS PROXY "FOR" PROPOSAL 1 AND "FOR" THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 2 ABOVE BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 2 HAVE BECOME UNABLE OR UNWILLING TO SERVE AS A DIRECTOR FOR ANY REASON, THE PROXYHOLDERS HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. IF CUMULATIVE VOTING IS FOLLOWED IN THE ELECTION OF DIRECTORS, THE PROXYHOLDERS MAY, IN THEIR DISCRETION, VOTE THE SHARES TO WHICH SUCH PROXY RELATES ON A BASIS OTHER THAN EQUALLY FOR EACH OF THE NOMINEES NAMED ABOVE AND FOR LESS THAN ALL SUCH NOMINEES, BUT IN SUCH EVENT, THE PROXYHOLDERS WILL CAST SUCH VOTES IN A MANNER WHICH WOULD TEND TO ELECT THE GREATEST NUMBER OF SUCH NOMINEES (OR ANY SUBSTITUTES THEREFOR) AS THE NUMBER OF VOTES CAST BY THEM WOULD PERMIT.

      Please date and sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      Dated ___________________, 1999      _______________________________(SEAL)
                                                   (Signature)

                                           _______________________________(SEAL)
                                               (Signature if held jointly)


                                                 NUMBER OF SHARES:


                                                     Common
                                                 ---
                                                     Series A $50 Par Preferred
                                                 ---
                                                     Series B $50 Par Preferred
                                                 ---
                                                     Series C $20 Par Preferred
                                                 ---
                                                     Series F $50 Par Preferred
                                                 ---
                                                     Series G No-Par Preferred
                                                 ---


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE